As filed with the Securities and Exchange Commission on July 9, 2002

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
Under the Securities Act of 1933

BIORELIANCE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	52-1541583 (I.R.S. Employer Identification No.)

14920 Broschart Road
Rockville, MD 20850
(Address of principal executive offices, including zip code)

AMENDED AND RESTATED BIORELIANCE 1997 INCENTIVE PLAN
(Full title of the plans)

Copy to:

Capers W. McDonald BioReliance Corporation 14920 Broschart Road Rockville, MD 20850 (301) 762-5260	Lanae Holbrook Fried, Frank, Harris, Shriver & Jacobson 1001 Pennsylvania Avenue, N.W. Washington, DC 20004 (202) 639-7303

(Name, address and telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
	Amount to be	offering price per	aggregate offering	Amount of
Title of securities to be registered	registered	share(1)	price	registration fee (2)

Common stock, $0.01 par value	178,483	$12.90	$2,302,430.70	$211.83
Common stock, $0.01 par value	321,517	25.46	8,185,822.82	753.10
Total	500,000		$10,488,253.52	$964.93

(1)	The proposed maximum offering price and registration fee for the shares underlying the 178,483 options that have been granted under the Amended and Restated BioReliance 1997 Incentive Plan were calculated based on the weighted average exercise price of $12.90 of the options granted. The proposed maximum offering price per share and registration fee for the shares underlying the 321,517 options not yet granted under the Amended and Restated BioReliance 1997 Incentive Plan were calculated based on the average of the high and low prices of BioReliance’s common stock on July 1, 2002 as quoted on Nasdaq Stock Market, in accordance with Rule 457 (c) and (h).

(2)	This registration fee was previously paid in connection with prior filings of BioReliance, Inc. with the Securities and Exchange Commission.

EXPLANATORY NOTE

     This Registration Statement on Form S-8 registers 500,000 shares of common stock of BioReliance Corporation that may be issued in connection with stock options. These options have previously been or will be granted under the Amended and Restated BioReliance 1997 Incentive Plan to employees, officers, directors and consultants of BioReliance Corporation. The contents of BioReliance’s Registration Statement on Form S-8 (File No. 333-34341) filed on August 26, 1997 is hereby incorporated by reference pursuant to Instruction E of Form S-8.

     PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits

Exhibit No.	Description of Exhibit
4.1*	Amended and Restated BioReliance 1997 Incentive Plan.

5.1*	Opinion of Fried, Frank, Harris, Shriver & Jacobson as to the validity of the shares of common stock covered by the Registration Statement.

23.1*	Consent of PricewaterhouseCoopers LLP.

23.2*	Consent of Fried, Frank, Harris, Shriver & Jacobson (included in Exhibit 5.1).

24.1	Powers of Attorney (included on signature page).

*	Filed herewith.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rockville, State of Maryland, on July 9, 2002.

BioReliance Corporation (Registrant)

By: /s/ Capers W. McDonald Capers W. McDonald President and Chief Executive Officer

POWER OF ATTORNEY

     The undersigned directors and officers of BioReliance hereby constitute and appoint Sidney R. Knafel and Capers W. McDonald and each of them, as his true and lawful attorneys-in-fact and agents, with full power to act without the other and with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement, and new registration statements relating to this Form S-8, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed below by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

Sidney R. Knafel	Chairman of the Board	July ____, 2002

/s/ Capers W. McDonald Capers W. McDonald	President, Chief Executive Officer and a Director	July 8, 2002

/s/ John L. Coker John L. Coker	Chief Financial Officer; Chief Accounting Officer; Vice President–Finance and Administration; Treasurer and Secretary	July 8, 2002

/s/ William J. Gedale William J. Gedale	Director	July 8, 2002

/s/ Victoria Hamilton Victoria Hamilton	Director	July 8, 2002

/s/ Gordon J. Louttit Gordon J. Louttit	Director	July 8, 2002

/s/ Dr. Leonard Scherlis Dr. Leonard Scherlis	Director	July 8, 2002

INDEX OF EXHIBITS

Exhibit No.	Description of Exhibit

4.1*	Amended and Restated BioReliance 1997 Incentive Plan.

5.1*	Opinion of Fried, Frank, Harris, Shriver & Jacobson as to the validity of the shares of common stock covered by the Registration Statement.

23.1*	Consent of PricewaterhouseCoopers LLP.

23.2*	Consent of Fried, Frank, Harris, Shriver & Jacobson (included in Exhibit 5.1).

24.1	Powers of Attorney (included on signature page).

*	Filed herewith.